APPENDIX "B"


                                FAIRNESS OPINION
                                       for
                           The Boards of Directors of
                     Integrated Communication Networks, Inc.
                    as General Partner of Datalinc, Ltd. and
                            Fastcom Management, Inc.
                       as General Partner of Fastcom, Ltd.

                                  August 26, 1997

                         MICHAEL DAVIS & COMPANY, P.A.
                          Certified Public Accountants
201 East Kennedy Blvd.                                   Office:  (813)228-8919
Suite 715                                                    FAX: (813)223-7104
Tampa, Florida  33602             August 26, 1997         mbdavis@ix.netcom.com


The Boards of Directors of
Integrated Communication Networks, Inc.
   as General Partner of Datalinc, Ltd. and
Fastcom Management, Inc.
   as General Partner of Fastcom, Ltd.
1641 Commerce Avenue North
St. Petersburg, Florida 33716

Members of the Boards:

You have requested our opinion as to the fairness, from a financial point of view, of the Formula used to allocate the Conversion Value of Thrucomm, Inc., a newly organized Florida corporation ("Thrucomm") in a Mandatory Conversion Event and distributed to Datalinc, Ltd. ("Datalinc") and Fastcom, Ltd. ("Fastcom") pursuant to the terms and subject to the conditions set forth in the proposed Agreement and Plan of Reorganization (the "Reorganization Agreement") by and among Thrucomm, Fastcom and Datalinc, (Fastcom and Datalinc collectively referred to as the "Partnerships"). The general partner of Datalinc is Integrated Communication Networks, Inc. ("ICN") and the general partner of Fastcom is Fastcom Management, Inc. ("FMI") (collectively, the "General
Partners"). Certain capitalized terms used in this opinion are defined in the Consent Statement/Prospectus of Thrucomm. We understand that Datalinc will hold at least 73 percent of the outstanding Units of Fastcom (assuming the issuance of all of the limited partnership interests offered in Fastcom=s ongoing private placement of $2 million of its Series 300 Units), and that ICN has given Datalinc's written Consent to the Reorganization. Accordingly, the Reorganization Agreement has been approved by Fastcom. As more fully described in the Reorganization Agreement, the businesses of the Partnerships will be combined into Thrucomm by, among other things:

(i) The transfer of all rights, title and interests in the assets and liabilities of Datalinc and Fastcom to Thrucomm (the "Transfer"), upon the terms and conditions described in the Reorganization Agreement;

(ii) In exchange for the Transfer, Datalinc will receive one share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series A-G. Datalinc's sole assets will be one share of Common Stock and the Series A-G Preferred Stock of Thrucomm. Fastcom will receive one share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series H-P, which will be Fastcom's sole asset;

(iii)The Preferred Stock will be held by the Partnerships and the Investors shall remain limited partners in Fastcom and/or Datalinc. Datalinc and Fastcom will cease operations and Thrucomm will continue the Partnerships' former businesses under a single corporate consolidation of the businesses of the Partnerships;

The Boards of Directors of
Integrated Communication Networks, Inc. as General Partner of Datalinc, Ltd. and Fastcom Management, Inc. as General Partner of Fastcom, Ltd.
August 26, 1997

(iv) Fastcom and Datalinc will hold the Preferred Shares of Thrucomm, until the occurrence of a single triggering event (a "Mandatory Conversion Event" or "Mandatory Conversion"), at which time the Preferred Stock will be converted into shares of Thrucomm=s non-cumulative, common stock, no par value (the "Underlying Shares" or the "Common Stock");

(v)  Following a Mandatory  Conversion  of the  Preferred  Stock,  Datalinc  and
     Fastcom  will  commence  the  dissolution  of  the   Partnerships  and  the
     distribution of the assets of the Partnerships, being the Underlying Shares, to the Investors. After the dissolution of the Partnerships, the Investors will become shareholders of Thrucomm.

Our opinion expressed herein relates solely to the Formula used to allocate the Conversion Value in a Mandatory Conversion event to Datalinc and Fastcom and ultimately distributed by the Partnerships to the Investors in accordance with the rights and preferences of the Preferred Stock. We have not been engaged to conduct a valuation of the Partnerships. The General Partners have developed a Formula for purposes of determining the allocation of the Conversion Value between Fastcom and Datalinc. The basis for the Formula is the Conversion Value of Thrucomm determined upon the occurrence of the Mandatory Conversion Event. The value apportioned to Fastcom is equal to the Conversion Value less the Datalinc value, determined by the General Partners to be a minimum of $9 million. However, the value of Datalinc will be adjusted to a maximum of 25% of the Conversion Value assuming a Conversion Value of between $30 million and $60 million, and to a maximum of 20% of the Conversion Value assuming a Conversion Value over $60 million. The General Partners have provided illustrations of the Mandatory Conversion Event assuming values of $30 million and $60 million. See attached Exhibits A and B. In addition, the General Partners have set a minimum Conversion Value of $20 million before a Mandatory Conversion Event is acceptable. The minimum Conversion Value is illustrated in the attached Exhibit
C. These Exhibits illustrate the receipt by the Partnerships, in terms of dollar value, of the Underlying Shares of Thrucomm and the distribution to the various classes of Investors in dissolution of each Partnership. The Investors= distribution rights are provided for in Sections 9.2, 9.3 and 9.4 of the Amended and Restated Agreement of Limited Partnership of Fastcom and Article VIII and
Section 11.9 of the Amended Agreement of Limited Partnership of Datalinc. The provisions for each Partnership are summarized on pages 27 through 33 of the Consent Statement/Prospectus of Thrucomm, Inc. The allocations of the Preferred Stock as shown in the Exhibits are provided for in the Designation of Class, Series, Preferences and Right of Preferred Shares of Thrucomm, Inc., and are summarized at pages 94 through 99 of the Consent Statement/Prospectus. The allocations reflected in Exhibits A through C are consistent with the terms of the Partnership Agreements.

In determining fairness of the proposed Reorganization, from a financial point of view, the General Partners prepared a sensitivity analysis using various alternative amounts in apportioning the Conversion Value to Datalinc and Fastcom. We reviewed the sensitivity analysis prepared by the General Partners and provided a summary assuming Conversion Values at $30 million and $60 million, attached as Exhibit D. Footnotes A, B and C of Exhibit D describe the apportionment of the Conversion Values between Fastcom and Datalinc, Footnote B is the apportionment method used in the proposed Reorganization. The return on

The Boards of Directors of
Integrated Communication Networks, Inc. as General Partner of Datalinc, Ltd. and Fastcom Management, Inc. as General Partner of Fastcom, Ltd.
August 26, 1997

investment shown in Exhibit D does not take into account the time value of money and has been calculated as the value received in excess of capital contributed divided by capital contributed. THE RETURN ON INVESTMENT IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. NO REPRESENTATION IS MADE RELATIVE TO THE ACTUAL RETURN ON INVESTMENT, IF ANY, REALIZED BY THE INVESTORS. The aggregate variance in return on investment to the Investors of Datalinc assuming the two alternatives of apportioning the Conversion Value between Datalinc and Fastcom relative to the method proposed in the Reorganization is approximately -1.97% and 1.72%, respectively, based on a Conversion Value of $30 million and -8.47% and 3.21%, respectively, based on a Conversion Value of $60 million. At a minimum Conversion Value of $20 million the aggregate variance in return on investment to the Investors of Datalinc is -2.04% and 0.74%. Due to the fact that Datalinc holds approximately 73 percent of the outstanding voting rights of Fastcom the variance attributable to Fastcom was not considered.

Other factors considered in determining fairness of the Formula contemplated in the proposed Reorganization are summarized in Exhibit E. Due to the nature of the existing Partnerships, the continued losses incurred since inception of each Partnership, and the additional capital infusion required for the Partnerships to achieve operational goals, including desired investment performance, the Capital Contributions of the Investors was considered more relevant for purposes of determining fairness overall.

Other aspects of the Reorganization is beyond the scope of this opinion. However, in rendering our opinion, we reviewed the Reorganization Agreement and held discussions with certain representatives and advisors of Datalinc and Fastcom concerning the businesses, operations and prospects of Datalinc and Fastcom. We examined certain business and financial information relating to Datalinc and Fastcom, audited historical financial statements as well as certain financial forecasts and other data for Datalinc and Fastcom which were provided to us by the respective General Partners of Datalinc and Fastcom, including information relating to certain strategic implications and operational benefits anticipated from the Reorganization. We reviewed the financial terms of the Reorganization as set forth in the Reorganization Agreement in relation to, among other things: the respective companies= historical and projected earnings and financial condition. We also evaluated the potential pro forma financial impact of the Reorganization on Thrucomm. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial and economic criteria as we deemed appropriate to arrive at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the General Partners of Datalinc and Fastcom that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the General Partners of Datalinc and Fastcom as to the future financial performance of Datalinc and Fastcom and the strategic implications and operational benefits anticipated from the Reorganization. We have assumed, with

The Boards of Directors of
Integrated Communication Networks, Inc. as General Partner of Datalinc, Ltd. and Fastcom Management, Inc. as General Partner of Fastcom, Ltd.
August 26, 1997

your consent, that the Transfer will be treated as a tax free capital transaction for federal income tax purposes. Our opinion, as set forth herein, relates to the fairness of the formula used to allocate the Conversion Value to Datalinc and Fastcom and distributed to the Investors in accordance with the rights and preferences of the Preferred Stock. We also are not expressing any opinion as to what the value of the Thrucomm Common Stock actually will be when issued to holders of Datalinc and Fastcom Partnership Interests pursuant to a Mandatory Conversion Event or if the Thrucomm Common Stock will become publicly traded or the price at which the Thrucomm Common Stock will trade subsequent to a Mandatory Conversion Event. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Datalinc or Fastcom nor have we made any physical inspection of the properties or assets of Datalinc or Fastcom. Our opinion is necessarily based upon information made available to us, financial and other conditions and circumstances existing and disclosed to us, as of the date hereof.

We will receive a fee upon the delivery of this opinion. Our opinion expressed herein is provided for the use of the Boards of Directors of ICN and FMI, in their evaluation of the proposed Reorganization, and our opinion is not intended to be and does not constitute a recommendation to any partner as to how such partner should vote on the proposed Reorganization. Except for disclosure purposes in the Consent Statement/Prospectus of Thrucomm, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Michael Davis & Company, P.A. be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as independent certified public accountants, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Formula used to allocate the Conversion Value to Datalinc and Fastcom and the roll-up transaction taken as a whole is fair, from a financial point of view, to Datalinc=s Investors, and the resultant distributions to the Investors, as illustrated in the attached Exhibits A through C are consistent with the terms of the Partnership Agreements.

Very truly yours,

/s/ Michael Davis & Company, P.A.
___________________________________
    MICHAEL DAVIS & COMPANY, P.A.

                            MICHAEL B. DAVIS, C.P.A.
                                     RESUME


MICHAEL DAVIS & COMPANY, P.A.
President
December, 1992 to Present

PRICE WATERHOUSE
Senior Tax Manager
December, 1986 to December, 1992

THOMAS CRAIG & COMPANY
Audit Manager
September, 1983 to December, 1986

ALVAREZ & FERRARO, CERTIFIED PUBLIC ACCOUNTANTS
Accountant
January, 1983 to September, 1983

EDUCATION
Florida State University
B.S., Accounting
April, 1983

PROFESSIONAL EXPERIENCE
     [0- 33] Acquisitions and divestiture of business units [0- 33] Corporate finance - conventional and nonconventional financing through financial institutions and private placements [0- 33] Business valuations [0- 33] Tax consulting services to public and private entities [0- 33] Audit, review and compilation services to public and private entities [0- 33] Estate planning and compliance [0- 33] Business consulting services and strategic planning

PROFESSIONAL AFFILIATIONS
American Institute of Certified Public Accountants
Florida Institute of Certified Public Accountants

EXHIBIT A                          THRUCOMM INC.                 Page 1 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $30M
                                     A        B       C          D        E
           CAPITAL  UNITS  PRE-    PARTNER- CONVER- EARNED     INVESTOR   UN-
           CONTRIB- PURCH- FERRED  SHIP     SION    PRE-       & OTHER ALLOCATED
             UTED   HASED  STOCK   OWNER-   VALUE   FERRED     ALLOCA- PREFERRED
                           SERIES  SHIP %  ALLOCA-  RETURN(6)  TION     RETURN
                                            TION
FASTCOM LTD.                            $21,000,000
SERIES 100(1)
        $  445,000  44.500   H     2,013          $  107,310   $  530,040
SERIES 100EA(2)
              0     11.125   I     0.503                   0      105,630
SERIES 200(1)
         2,155,000 215.500   J    10.832             803,880    3,078,600
SERIES 300(1)
         2,000,000 200.000   K     9.524                   0    2,000,040
DATALINC                     L    73.042         ($2,282,506)  13,056,314
MIP (3)                      M     0.010           1,371,316        2,100
CFG(4)     240,000           N     2.171                          455,910
ILC                          O     0.905                          190,050
FMI                          P     1.000                          210,000
                                 -------                       ----------
                                 100.000                       21,000,000

DATALINC, LTD                           $ 9,000,000
SERIES 100
         1,632,000  17.000   A    18.921           2,502,400    2,502,400
SERIES 200
         1,142,500 228.500   B     8.642           1,765,423    1,765,423
SERIES 300
           717,500 143.500   C     5.429             982,942      982,942
SERIES 300E(1)
         1,207,500 241.500   D     9.137           1,585,850    1,585,850
SERIES 300E(2)
         1,040,000 208.000   E     7.871           1,345,067    1,345,067
CFG(5)                       F     4.000                   0            0
ICN                          G    46.000                   0            0
                                --------         -----------  -----------
                                100.000           $8,181,682   $8,181,682

ASSUMPTIONS:
(1)  AT $30 MILLION THE SERIES H AND J PREFERRED STOCK RECEIVE EARNED
     PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 4.578% AT $30M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

EXHIBIT A                           THRUCOMM INC.                 Page 2 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $30M
                F          G           H          I          J           K
            VALUATION  REMAINDER   AGGREGATE   THRUCOMM    PRICE    $ VALUE PER
             BALANCE   DATALINC      GRAND      OWNER-     PAID/    LTD PARTNER
             ALLOCA-    ALLOCA-      TOTAL       SHIP      UNIT         UNIT
              TION       TION                      %

FASTCOM LTD.
SERIES 100(1)                     $  530,040      1.8%  $ 10,000    $    11,911

SERIES 100EA(2)                      105,630      0.4%         0          9,495

SERIES 200(1)                      3,078,600     10.3%    10,000         14,286

SERIES 300(1)                      2,000,040      6.7%    10,000         10,000

DATALINC            ($13,056,314)          0
MIP (3)                            1,373,416      4.6%
CFG(4)                               455,910      1.5%
ILC                                  190,050      0.6%
FMI                                  210,000      0.7%


DATALINC, LTD
SERIES 100
        $  154,834     2,470,385   5,127,619     17.1%    96,000        301,625
SERIES 200
            70,719     1,128,327   2,964,469      9.9%     5,000         12,974
SERIES 300
            44,426       708,827   1,736,196      5.8%     5,000         12,099
SERIES 300E1
            74,770     1,192,955   2,853,575      9.5%     5,000         11,816
SERIES 300E2
            64,410     1,027,662   2,437,140      8.1%     5,000         11,717
CFG(5)      32,733       522,253     554,985      1.8%
ICN        376,426     6,005,904   6,382,330     21.3%
        ----------    ----------  ----------    -----
        $  818,318   $13,056,314 $30,000.000    100.0%

ASSUMPTIONS:
(1) AT $30 MILLION THE SERIES H, J AND K PREFERRED STOCK RECEIVE EARNED PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 4.578% AT $30M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

EXHIBIT B                            THRUCOMM INC.                 Page 1 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $60 M
                                     A        B       C          D        E
           CAPITAL  UNITS  PRE-    PARTNER- CONVER- EARNED     INVESTOR   UN-
           CONTRIB- PURCH- FERRED  SHIP     SION    PRE-       & OTHER ALLOCATED
             UTED   HASED  STOCK   OWNER-   VALUE   FERRED     ALLOCA- PREFERRED
                           SERIES  SHIP %  ALLOCA-  RETURN(6)  TION     RETURN
                                            TION
FASTCOM LTD.                            $45,000,000
SERIES 100(1)
        $  445,000  44.500   H     2.013                       $  905,850
SERIES 100EA(2)
              0     11.125   I     0.503                          226,350
SERIES 200(1)
         2,155,000 215.500   J    10.832                        4,874,400
SERIES 300(1)
         2,000,000 200.000   K     9.524                        4,285,800
DATALINC                     L    73.042         ($2,419,993)  30,448,907
MIP (3)                      M     0.010           2,419,993        4,500
CFG(4)     240,000           N     2.171                          976,950
ILC                          O     0.905                          407,250
FMI                          P     1.000                          450,000
                                 -------                       ----------
                                 100.000                       45,000,000

DATALINC, LTD                           $15,000,000
SERIES 100
         1,632,000  17.000   A    18.921           2,502,400    2,502,400
SERIES 200
         1,142,500 228.500   B     8.642           1,765,423    1,765,423
SERIES 300
           717,500 143.500   C     5.429             982,942      982,942
SERIES 300E(1)
         1,207,500 241.500   D     9.137           1,585,850    1,585,850
SERIES 300E(2)
         1,040,000 208.000   E     7.871           1,345,067    1,345,067
CFG(5)                       F     4.000                   0            0
ICN                          G    46.000                   0            0
                                --------         -----------  -----------
                                100.000           $8,181,682   $8,181,682

ASSUMPTIONS:
(1) AT $60 MILLION THE SERIES H, J AND K PREFERRED STOCK DO NOT RECEIVE EARNED PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 4.041% AT $60M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

EXHIBIT B                           THRUCOMM INC.                 Page 2 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $60 M
                F          G           H          I          J           K
            VALUATION  REMAINDER   AGGREGATE   THRUCOMM    PRICE    $ VALUE PER
             BALANCE   DATALINC      GRAND      OWNER-     PAID/    LTD PARTNER
             ALLOCA-    ALLOCA-      TOTAL       SHIP      UNIT         UNIT
              TION       TION                      %

FASTCOM LTD.
SERIES 100(1)                     $  905,850      1.5%  $ 10,000    $    20,356

SERIES 100EA(2)                      226,350      0.4%         0         20,346

SERIES 200(1)                      4,874,400      8.1%    10,000         22,619

SERIES 300(1)                      4,285,800      7.1%    10,000         21,429

DATALINC            ($30,448,907)          0
MIP (3)                            2,424,493      4.0%
CFG(4)                               976,950      1.6%
ILC                                  407,250      0.7%
FMI                                  450,000      0.8%


DATALINC, LTD
SERIES 100
        $1,290,094     5,761,238   9,553,733     15.9%    96,000        561,984
SERIES 200
           589,239     2,631,395   4,986,057      8.3%     5,000         21,821
SERIES 300
           370,166     1,653,071   3,006,179      5.0%     5,000         20,949
SERIES 300E1
           622,990     2,782,117   4,990,956      8.4%     5,000         20,666
SERIES 300E2
           536,670     2,396,633   4,278,370      7.1%     5,000         20,569
CFG(5)     272,733     1,217,956   1,490,689      2.5%
ICN      3,136,426    14,006,497  17,142,923     28.6%
        ----------    ----------  ----------    -----
        $6,818,318   $30,448,907 $60,000.000    100.0%

ASSUMPTIONS:
(1) AT $60 MILLION THE SERIES H, J AND K PREFERRED STOCK DO NOT RECEIVE EARNED PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 4.041% AT $60M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

EXHIBIT C                          THRUCOMM INC.                 Page 1 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $20M
                                     A        B       C          D        E
           CAPITAL  UNITS  PRE-    PARTNER- CONVER- EARNED     INVESTOR   UN-
           CONTRIB- PURCH- FERRED  SHIP     SION    PRE-       & OTHER ALLOCATED
             UTED   HASED  STOCK   OWNER-   VALUE   FERRED     ALLOCA- PREFERRED
                           SERIES  SHIP %  ALLOCA-  RETURN(6)   TION    RETURN
                                            TION
FASTCOM LTD.                            $11,000,000
SERIES 100(1)
        $  445,000  44.500   H     2.013          $  358,931   $  580,361
SERIES 100EA(2)
              0     11.125   I     0.503                   0       55,330
SERIES 200(1)
         2,155,000 215.500   J    10.832           1,887,080    3,078,600
SERIES 300(1)
         2,000,000 200.000   K     9.524             952 360    2,000,000
DATALINC                     L    73.042         ($3,198,371)   4,836,249
MIP (3)                      M     0.010                   0        1,100
CFG(4)     240,000           N     2.171                   0      238,810
ILC                          O     0.905                   0       99,550
FMI                          P     1.000                   0      110,000
                                 -------                       ----------
                                 100.000                       11,000,000

DATALINC, LTD                           $ 9,000,000
SERIES 100
         1,632,000  17.000   A    18.921           2,502,400    2,502,400
SERIES 200
         1,142,500 228.500   B     8.642           1,765,423    1,765,423
SERIES 300
           717,500 143.500   C     5.429             982,942      982,942
SERIES 300E(1)
         1,207,500 241.500   D     9.137           1,585,850    1,585,850
SERIES 300E(2)
         1,040,000 208.000   E     7.871           1,345,067    1,345,067
CFG(5)                       F     4.000                   0            0
ICN                          G    46.000                   0            0
                                --------         -----------  -----------
                                100.000           $8,181,682   $8,181,682

ASSUMPTIONS:
(1) AT $20 MILLION THE SERIES H, J AND K UNITS RECEIVE EARNED PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 0.06% AT $20M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

EXHIBIT C                           THRUCOMM INC.                 Page 2 of 2
                             MANDATORY CONVERSION EVENT
                                    ILLUSTRATION
                                CONVERSION VALUE - $20M
                F          G           H          I          J           K
            VALUATION  REMAINDER   AGGREGATE   THRUCOMM    PRICE    $ VALUE PER
             BALANCE   DATALINC      GRAND      OWNER-     PAID/    LTD PARTNER
             ALLOCA-    ALLOCA-      TOTAL       SHIP      UNIT         UNIT
              TION       TION                      %

FASTCOM LTD.
SERIES 100(1)                     $  580,361      2.9%  $ 10,000    $    13,042

SERIES 100EA(2)                       55,330      0.3%         0          4,973

SERIES 200(1)                      3,078,600     15.4%    10,000         14,286

SERIES 300(1)                      2,000,000     10.0%    10,000         10,000

DATALINC             ($4,836,249)          0
MIP (3)                                1,100      0.0%
CFG(4)                               238,810      1.2%
ILC                                   99,550      0.5%
FMI                                  110,000      0.5%


DATALINC, LTD
SERIES 100
        $  154,834       915,067   3,572,301     17.9%    96,000        210,135
SERIES 200
            70,719       417,949   2,254,091     11.3%     5,000          9,856
SERIES 300
            44,426       262,560   1,289,928      6.4%     5,000          8,989
SERIES 300E1
            74,770       441,888   2,102,508     10.5%     5,000          8,706
SERIES 300E2
            64,410       308,661   1,790,138      9.0%     5,000          8,606
CFG(5)      32,733       193,450     226,183      1.1%
ICN        376,426     2,224,675   2,601,100     13.0%
        ----------    ----------  ----------    -----
        $  818,318    $4,836,249 $20,000.000    100.0%

ASSUMPTIONS:
(1) AT $20 MILLION THE SERIES H, J AND K UNITS RECEIVE EARNED PREFERRED RETURNS TO ACHIEVE THE MINIUM GUARANTEED RETURN (COLUMN C).
(2) SERIES 100 FASTCOM INVESTORS RECEIVED AT NO ADDITIONAL COST 1/4 UNIT OF SERIES 100EA FOR EACH UNIT OF SERIES 100 PURCHASED.
(3) THE MIP RECEIVES AN OWNERSHIP INTEREST IN THRUCOMM EQUIVALENT TO 0.06% AT $20M VALUATION UNDER THE TERMS OF PREFERRED STOCK SERIES M.
(4)  CFG EXERCISES OPTION TO PURCHASE 2.171% OF FASTCOM FOR $240,000.
(5)  CFG EXERCISES OPTION TO PURCHASE 4.0% OF DATALINC FOR $1.
(6) THE EARNED PREFERRED RETURNS OF SERIES A - E PREFERRED STOCK IS EQUIVALENT TO THE PREFERRED RETURNS OF THE DATALINC INVESTORS, AND IS SHOWN AS IF MANDATORY CONVERSION OCCURRED ON MAY 1, 1997.

            THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

                                    Exhibit D
                                 "Thrucomm, Inc."                    Page 1 of 3
                           Mandatory Conversion Event
                   Return on Investment - Sensitivity Analysis

                          Conversion value: $30 Million

                                 Return             Return               Return
              Capital            on                 on                   on
              Con-               Invest-            Invest-              Invest-
              tributed      A    ment         B     ment         C       ment
FASTCOM LTD.
Series 100     445,000   635,670  42.85%   635,670   42.85%    635,750   42.87%
Series 200   2,155,000 3,078,600  42.86% 3,078,600   42.86%  3,078,600   42.86%
Series 300   2,000,000 2,000,000   0.00% 2,000,040    0.00%  2,381,000   19.05%
CFG            240,000   217,100  -9.54%   455,910   89.96%    542,750  126.15%
FMI                      100,000   **      210,000    **       250,000    **
ILC                       90,500   **      190,050    **       226,250    **
MIP                    1,225,938   **    1,373,416    **     1,350,204    **
Datalinc Ltd.           (INCLUDED IN DATALINC LTD.)


DATALINC LTD.
Series 100   1,632,000 5,240,365 221.10%  5,127,619 214.19%  5,029,066  208.15%
Series 200   1,142,500 3,015,965 163.98%  2,964,469 159.47%  2,919,456  155.53%
Series 300     717,500 1,768,545 146.49%  1,736,196 141.98%  1,707,918  138.04%
Series 300E1 1,207,500 2,908,020 140.83%  2,853,575 136.32%  2,805,983  132.38%
Series 300E2 1,040,000 2,484,041 138.85%  2,437,140 134.34%  2,396,141  130.40%
CFG                      578,821   **       554,985   **       534,151    **
ICN                    6,656,435   **     6,382,330   **     6,142,731    **
                      ----------         ----------         ----------
                      30,000,000         30,000,000         30,000,000
                      ==========         ==========         ==========
Aggregate Return on Investment
  to Investors                   168.61%            163.42%             158.88%

Variance                          -1.97%                                  1.72%

Footnotes:

A. Valuation allocation of $10 million for Fastcom Ltd. and $20 million for Datalinc Ltd.

B. Valuation allocation of $21 million for Fastcom Ltd. and $9 million for Datalinc Ltd.

C. Valuation allocation of $25 million for Fastcom Ltd. and $5 million for Datalinc Ltd.

Note: Return on investment is measured by value received in excess of capital contributed divided by capital contributed. (** - Infinite)

                                    Exhibit D
                                 "Thrucomm, Inc."                   Page 2 of 3
                           Mandatory Conversion Event
                   Return on Investment - Sensitivity Analysis

                          Conversion value: $60 Million

                                  Return             Return              Return
              Capital             on                 on                  on
              Con-                Invest-            Invest-             Invest-
              tributed       A    ment         B     ment         C      ment

FASTCOM LTD.
Series 100     445,000    670,933  50.77% 1,132,200  154.43%  1,299,933  192.12%
Series 200   2,155,000  3,078,600  42.86% 4,874,400  126.19%  5,596,533  159.70%
Series 300   2,000,000  2,539,733  26.99% 4,285,800  114.29%  4,920,733  146.04%
CFG            240,000    578,933 141.22%   976,950  307.06%  1,121,683  367.37%
FMI                       266,667   **      450,000    **       516,667    **
ILC                       241,333   **      407,250    **       467,583    **
MIP                     2,631,313   **    2,424,493    **     2,347,243    **
Datalinc Ltd.           (INCLUDED IN DATALINC LTD.)


DATALINC LTD.
Series 100   1,632,000 10,413,423 538.08% 9,553,733  485.40%  9,228,427  465.47%
Series 200   1,142,500  5,378,713 370.78% 4,986,057  336.42%  4,837,476  323.41%
Series 300     717,500  3,252,851 353.36% 3,006,179  318.98%  2,912,840  305.97%
Series 300E1 1,207,500  5,406,103 347.71% 4,990,956  313.33%  4,833,865  300.32%
Series 300E2 1,040,000  4,635,995 345.77% 4,278,370  311.38%  4,143,045  298.37%
CFG                     1,672,432   **    1,490,689    **     1,421,918    **
ICN                    19,232,971   **   17,142,923    **    16,352,054    **
                       ----------        ----------          ----------
                       60,000,000        60,000,000          60,000,000
                       ==========        ==========          ==========
Aggregate Return on
Investment to Investors           406.79%            367.21%             352.23%

Variance                           -8.47%                                  3.21%

Footnotes:

A. Valuation allocation of $26.7 million for Fastcom Ltd. and $33.3 million for Datalinc Ltd.

B. Valuation allocation of $45 million for Fastcom Ltd. and $15 million for Datalinc Ltd.

C. Valuation allocation of $51.7 million for Fastcom Ltd. and $8.3 million for Datalinc Ltd.

Note: Return on investment is measured by value received in excess of capital contributed divided by capital contributed. (** - Infinite)

                                   Exhibit D
                                 "Thrucomm, Inc."                   Page 3 of 3
                           Mandatory Conversion Event
                   Return on Investment - Sensitivity Analysis

                          Conversion value: $20 Million

                                  Return             Return              Return
              Capital             on                 on                  on
              Con-                Invest-            Invest-             Invest-
              tributed       A    ment         B     ment         C      ment

FASTCOM LTD.
Series 100      445,000   635,691   42.85%   635,691    42.85%   635,691  42.85%
Series 200    2,155,000 3,078,600   42.86% 3,078,600    42.86% 3,078,600  42.86%
Series 300    2,000,000 2,000,000    0.00% 2,000,000     0.00% 2,000,000   0.00%
CFG        (1)  240,000                      238,810    -0.50%   325,650  35.69%
FMI                                  **      110,000     **      150,000   **
ILC                                  **       99,550     **      135,750   **
MIP                                  **        1,100     **        1,500   **

Datalinc Ltd. (INCLUDED IN DATALINC LTD.)


DATALINC LTD.
Series 100    1,632,000 3,657,343  124.10% 3,572,301   118.89% 3,541,376 117.00%
Series 200    1,142,500 2,292,933  100.69% 2,254,091    97.29% 2,239,967  96.06%
Series 300      717,500 1,314,329   83.18% 1,289,928    79.78% 1,281,056  78.54%
Series 300E1  1,207,500 2,143,575   77.52% 2,102,508    74.12% 2,087,574  72.88%
Series 300E2  1,040,000 1,825,515   75.53% 1,790,138    72.13% 1,777,273  70.89%
CFG                       244,161    **      226,183     **      219,645   **
ICN                     2,807,853    **    2,601,100     **    2,525,918   **
                       ----------         ----------          ----------
                       20,000,000         20,000,000          20,000,000

Aggregate Return on Investment
to Investors                        95.73%              91.81%            90.39%

Variance                            -2.04%                                 0.74%

Footnotes:

A. Valuation allocation of $5.7 million for Fastcom Ltd. and $14.3 million for Datalinc Ltd.

B. Valuation allocation of $11 million for Fastcom Ltd. and $9 million for Datalinc Ltd.

C. Valuation allocation of $15 million for Fastcom Ltd. and $5 million for Datalinc Ltd.

(1) It is assumed at a minimum valuation of $5.7 million for Fastcom Ltd. CFG will not exercise its option.

Note: Return on investment is measured by value received in excess of capital contributed divided by capital contributed. (** - Infinite)

                                 Thrucomm, Inc.                       EXHIBIT E

                   Factors Considered in Determining Fairness

               DATALINC, LTD.                    FASTCOM, LTD.
               --------------                    -------------
(i) Current    No current market exists for      No current market exists for
    Market     the partnership units. Partners   the partnership units. Partners
    Price:     are prohibited from transfering   are prohibited from transfering
               partnership interest without      partnership interest without
               prior written consent of          prior written consent of
               general partner.                  general partner.

(ii)Historical          11,994,775                        16,472,670
    Market Price:

               No historical market has          No historical market has
               existed for the partnership       existed for the partnership
               units.  Value is determined       units.  Value is determined
               based on capital invested         based on capital invested
               relative to ownership             relative to ownership
               percentage of investors.

(iii) Net Book Value       347,242                          (827,396
     (Deficit):

(iv) Going     Without Additional infusion of     Without additional infusion of
     Concern   capital substantial doubt          capital substantial doubt
     Value:    of the  partnership's  ability     of the partnership's ability
               to continue as a going             to continue as a going
               concern.                           concern.

(v) Liquidation Value:     347,242                             -0-

(vi) Capital
     Contributed         5,739,500                         4,840,000

"Thrucomm, Inc."

Variance


DATALINC LTD.

(i) Variance at $30 million

     Series 100     -2.20%    1.92%

     Series 200     -1.74%    1.52%

     Series 300     -1.86%    1.63%

     Series 300E1   -1.91%    1.67%

     Series 300E2   -1.92%    1.68%

     Aggregate      -1.97%    1.72%

(ii) Variance at $60 million

     Series 100     -9.00%    3.41%

     Series 200     -7.88%    2.98%

     Series 300     -8.21%    3.10%

     Series 300E1   -8.32%    3.15%

     Series 300E2   -8.36%    3.16%

     Aggregate      -8.47%    3.21%

(iii) Variance at $20 million

     Series 100     -2.38%    0.87%

     Series 200     -1.72%    0.63%

     Series 300     -1.89%    0.69%

     Series 300E1   -1.95%    0.71%

     Series 300E2   -1.98%    0.72%

     Aggregate      -2.04%    0.74%